                                                                    EXHIBIT 10.4

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of September 23, 2002 by and among Texas Sterling Construction, LP, a Texas limited partnership ("BUYER"), and Kinsel Industries, Inc., a Texas corporation ("KINSEL"), Tracks of Texas, Inc., a Texas corporation ("TRACKS OF TEXAS", and collectively with Kinsel referred to herein as "SELLERS"). Buyer and Sellers are collectively referred to herein as the "PARTIES."

         WHEREAS, Kinsel is engaged in the business of providing heavy highway construction and related services in and near the vicinity of Harris County, Texas ("SELLERS' BUSINESS" or "BUSINESS"), and Tracks of Texas leases certain tangible personal property owned by Tracks of Texas to Kinsel that is used exclusively or partially in the Business;

         WHEREAS, Buyer desires to purchase certain specified assets of Sellers, and to assume certain specified employee cost liabilities of Sellers' Business, and Sellers desire to sell such assets to Buyer and for Buyer to assume such specified employee cost liabilities;

         WHEREAS, Sellers and Buyer desire to provide for the assignment to and assumption by Buyer of certain Kinsel contracts and Sellers leases pertinent to the Business and to provide transitional arrangements with respect thereto pending completion of such assignments and assumptions, all as provided in this Agreement and the Subcontract Agreement and Master Sublease Agreement contemplated hereby;

         WHEREAS, Sellers and Buyer desire to provide arrangement for completion and closing out of certain Kinsel contracts not being assigned to or assumed by Buyer, all as provided in this Agreement and the Subcontract Agreement; and

         WHEREAS, Sellers are each wholly-owned subsidiaries of Insituform Technologies, Inc., a Delaware corporation ("SELLERS' PARENT"), and Buyer is wholly-owned by Sterling General, Inc., a Delaware corporation and Buyer's sole general partner, and Sterling Houston Holdings, Inc., a Delaware corporation and Buyer's sole limited partner (together, "BUYER'S PARENTS");

         NOW, THEREFORE, in consideration of the premises and mutual promises and covenants herein contained, the Parties hereby stipulate and agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         Certain capitalized terms used in this Agreement have the meanings specified in the GLOSSARY attached hereto. Other terms may be defined elsewhere in the body of this Agreement and shall have the meaning indicated throughout this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                                    SECTION 2

         PURCHASE AND SALE OF ACQUIRED ASSETS; ASSUMPTION OF TRANSFERRED EMPLOYEE COSTS; ARRANGEMENTS REGARDING BUSINESS CONTRACTS AND LEASES

         2.1. Acquired Assets. At the Effective Time, in accordance with this Agreement, Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Sellers, all of Sellers' right, title and interest in and to all of the equipment used in Sellers' Business as of the Closing Date that is listed on Schedule 2.1 as "Acquired Equipment" (such schedule, the "EQUIPMENT SCHEDULE," and such equipment, the "ACQUIRED EQUIPMENT," and sometimes referred to herein as the "ACQUIRED ASSETS"), free and clear of all Liens. (The equipment listed on Schedule 2.1 as Port Contract Equipment is referred to as the "PORT CONTRACT EQUIPMENT" but is not being conveyed at Closing.)

         2.2. Transferred Employee Costs. At the Effective Time, in accordance with this Agreement, Buyer shall assume from Sellers and shall be bound by, shall be liable for and shall pay, perform or otherwise discharge as the same shall become due in accordance with their respective terms, those certain liabilities and obligations of Sellers set forth on Schedule 2.2 hereto, but in each case and only as, and not in excess of the respective amounts set forth on
Schedule 2.2 and only as to those of the employees of the Business who are offered and qualify for employment by Buyer and are employed by Buyer after the Closing pursuant to Section 8.1 hereof ("TRANSFERRED EMPLOYEES") (such assumed liabilities and obligations as to such Transferred Employees, "TRANSFERRED EMPLOYEE COSTS").

         2.3. Purchase Price; Adjustments. In consideration of the sale, assignment, and delivery of the Acquired Assets, Buyer shall assume the Transferred Employee Costs and shall pay the Sellers a total consideration of $4,361,100, subject to adjustment as provided in the following sentence, in the form of cash and two subordinated notes as provided in Section 2.4 (the "PURCHASE PRICE"). The Purchase Price shall be reduced by the amount of the Transferred Employee Costs, and shall be subject to further reduction by an amount equal to the value of the U.S. 59 Contract Equipment, if any, transferred by Buyer to Sellers pursuant to Section 2.7.

         2.4. Payment of Purchase Price. The Purchase Price shall be payable by the Buyer to the Sellers on the Closing Date as follows:

         (a) Buyer will pay Sellers an amount equal to the Purchase Price less $1,500,000 in cash by cashier's check or by wire transfer in immediately available federal funds; and

         (b) Buyer will execute and deliver to Sellers a subordinated promissory note in the principal amount of $800,000 in the form of Exhibit A attached hereto (the "SUBORDINATED NOTE") and a subordinated promissory note in the principal amount of $700,000 in the form of Exhibit B attached hereto (the "CONTRACT SUBORDINATED NOTE"). The Subordinated Note and the Contract Subordinated Note shall be subject in all respects to the Subordination Agreement referred to therein and in the form attached hereto as Exhibit E (the "SUBORDINATION AGREEMENT").

The obligations of Buyer (and Buyer's Parents) under the Subordinated Note and the Contract Subordinated Note, including the obligations to make payments of principal or interest under such notes, shall be in all respects subject to the terms and provisions of this Agreement.

         2.5. Allocation. The Purchase Price for the Acquired Assets shall be allocated in accordance with the Equipment Schedule "American Appraisal" values. Each party agrees to complete Internal Revenue Form 8594, Asset Acquisition Statement under Section 1060 of the Code consistent with the Equipment Schedule "American Appraisal" values.

         2.6. Liabilities Not Assumed. Except as set forth in Section 2.2, Buyer assumes no liabilities or obligations of Sellers, all of which shall be retained by the Sellers. Without in any way limiting the generality of the foregoing, Buyer does not assume the following:

         (a) Any liability of Sellers arising from, or in connection with, the conduct of Sellers' Business prior to the Closing Date or the ownership of the Acquired Assets prior to the Closing Date (whether or not such liability accrues before, on or after the Closing Date); and

         (b) Except for Transferred Employee Costs, any liabilities or obligations of the Sellers to the employees (or any of Sellers' former employees) of the Business incurred or accrued while employed by Sellers prior to Closing, including, without limitation, liabilities associated with Sellers' 401(k) plan, employee discrimination claims, worker's compensation claims and claims to holiday or sick leave.

         2.7. Options Related to U.S. 59 Contract. The Parties acknowledge that the notice to proceed (the "NOTICE TO PROCEED") with respect to the "U.S. 59 CONTRACT" (as defined in the Subcontract Agreement referenced in Section 2.8 hereof) has not been received from the Texas Department of Transportation as of the date hereof. If the Notice to Proceed is not received from the Texas Department of Transportation at or prior to December 31, 2002 (or if the Parties so mutually agree hereafter, March 31, 2003) (the "CONTRACT NOTICE PERIOD"), then Buyer shall have the option (the "BUYER'S OPTION") to transfer back to Sellers, and Sellers shall re-acquire from Buyer, any or all of the Acquired Equipment designated as "U.S. 59 CONTRACT EQUIPMENT" on the Equipment Schedule. Buyer must exercise this option in writing to Sellers within ten (10) business days of the expiration of the Contract Notice Period. Upon the exercise of the Buyer's Option, the Purchase Price shall be adjusted by the amount equal to the aggregate value of the U.S. 59 Contract Equipment so to be returned (the "REDUCTION AMOUNT"), and the Reduction Amount shall be refunded by Sellers to Buyer (i) first, by reducing ab initio the principal amount of the Contract Subordinated Note by the Reduction Amount and (ii) second, to the extent that the Reduction Amount equals or exceeds the amount of the Contract Subordinated Note, the Contract Subordinated Note will be cancelled and returned to Buyer, no amounts (principal or interest) shall be due thereunder, and Sellers shall repay to Buyer in cash the difference between the Reduction Amount and the amount of the Contract Subordinated Note. Except as provided in the previous sentence, Buyer shall not receive any other consideration for such transfer of U.S. 59 Contract Equipment; and Sellers shall not be entitled to any compensation for any of Buyer's U.S. 59 Contract Equipment through the date of such transfer. If Buyer exercises the Buyer's Option, Kinsel shall retain all of the rights and interests to the U.S. 59 Contract and Buyer shall deliver the U.S. 59 Contract Equipment to Sellers in Harris County, Texas within ten (10) business days after notice of the delivery site from Sellers. The Parties agree to execute and deliver any documents or instruments necessary to effectuate the transactions contemplated under this Section 2.7.

         2.8. Arrangement Regarding Business Contracts. At the Closing, Sellers and Buyer will enter into that certain Subcontract Agreement, referring to this Agreement and forming an integral part hereof (the "SUBCONTRACT AGREEMENT"), pursuant to which, among other things and as more fully set forth in the Subcontract Agreement:

         (a) Sellers shall undertake to assign to Buyer, and Buyer shall undertake to assume from Sellers, as promptly as is reasonably practicable after the Closing, three construction contracts specified in the Subcontract Agreement (the "ASSIGNED CONTRACTS") and, pending such assignment and assumption, Buyer shall undertake the performance of the Assigned Contracts as Sellers' subcontractor;

         (b) Sellers shall undertake to assign to Buyer, and Buyer shall undertake to assume from Sellers, as promptly as is reasonably practicable after receipt of the Notice to Proceed with respect to the U.S. 59 Contract (provided that the Notice to Proceed is so received prior to the end of the Contract Notice Period), the U.S. 59 Contract and, pending such assignment and assumption, Buyer shall after such receipt of the Notice to Proceed undertake the performance of the U.S. 59 Contract as Sellers' subcontractor; and

         (c) Sellers shall not assign to Buyer, and Buyer shall not assume from Sellers, the remaining construction contracts of Sellers (as more fully specified in the Subcontract Agreement, the "RETAINED CONTRACTS"), but until completion thereof, Buyer shall perform remaining work thereon for Sellers as Sellers' subcontractor. The Assigned Contracts, the U.S. 59 Contract and the Retained Contracts are sometimes referred to as the "BUSINESS CONTRACTS."

         2.9. Arrangements Regarding Leases. At the Closing, Sellers and Buyer will enter into that certain Master Equipment Sublease, referring to this Agreement and forming an integral part thereof (the "SUBLEASE AGREEMENT"), pursuant to which, among other things and as more fully set forth in the Sublease Agreement, Sellers shall undertake to assign to Buyer, and Buyer shall undertake to assume from Sellers, the "PRIME LEASES" (as defined in the Sublease Agreement) and, pending such assignment and assumption, Buyer shall undertake the performance of the Prime Leases as Sellers' sublessee.

         2.10. Closing. Except as otherwise specified, closing of the transactions provided for in this Agreement (the "CLOSING") shall take place at 9:00 a.m. on September 23, 2002 or at such other time and on such other date as the Parties may agree upon in writing (the "CLOSING DATE"). The Closing shall take place at the offices of Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas, or at such other place as the Parties may agree upon in writing. The "EFFECTIVE TIME" shall be 12:01 a.m., Houston time, on the Closing Date.

                                    SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers, jointly and severally, represent and warrant to Buyer that the following representations and warranties are true and correct as of the date of this Agreement and will be true and correct through the Closing as if made on and as of the Closing Date:

         3.1. Corporate Standing. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the power to own its respective assets and carry on its business as presently conducted. Each Seller is duly qualified to do business and is in good standing in each state or other jurisdiction where such qualification is required.

         3.2. Authority. Each of the Sellers has the power and authority to execute, deliver and perform this Agreement and all other instruments and documents required or contemplated to be executed, delivered and performed by them under this Agreement. With respect to each Seller, such execution, delivery and performance (i) have been duly authorized by all necessary action of their respective board of directors, (ii) do not and will not require the approval of any Person whose approval has not been obtained or disclosed herein or on
Schedule 3.2 hereto, (iii) do not and will not contravene their respective certificates or articles of incorporation or bylaws, (iv) do not and will not, except as disclosed herein or on Schedule 3.2 hereto, contravene, conflict with, result in a violation (or any occurrence which by notice or passage of time or both would constitute a violation) of, or entitle any party to terminate, accelerate or declare a default with respect to, any material contract, mortgage, franchise, deed of trust, lease, license or agreement of Sellers or Sellers' Parent, or any rule, regulation, order, writ or decree applicable to Sellers, (v) do not and will not result in the creation or imposition of any material Lien upon any of the Acquired Assets, and (vi) will not result in the violation of any Laws.

         3.3. Valid and Binding Obligations. This Agreement and each of the documents and instruments to be executed by Sellers and delivered to Buyer pursuant to this Agreement when so delivered will constitute their respective legal, valid and binding obligations enforceable in accordance with the respective terms of each such agreement, document or instrument.

         3.4. Equipment. The Equipment Schedule is a complete and accurate schedule describing (i) all Acquired Equipment and (ii) all equipment to be made available to Buyer under the Master Equipment Sublease, and providing accurate information as to all such Acquired Equipment and equipment to be made available to Buyer under the Master Equipment Sublease. There has been no major deterioration or damage with respect to any of such equipment from the date that Buyer inspected such equipment. Such equipment represents all material equipment owned or leased by Sellers and used in connection with Sellers' Business, excluding only those items of equipment that are readily available to Buyer on the rental or purchase market, and includes all tangible personal property owned and currently being used by Sellers exclusively in the Business. Except as set forth herein, the Acquired Equipment is being sold and assigned "AS IS, WHERE IS," and Buyer hereby agrees thereto.

         3.5. Title and Liens. Except as set forth on the Equipment Schedule, Sellers have, at the Effective Time, good and valid title to the Acquired Equipment, free and clear of all Liens.

All leases relating to Acquired Equipment in effect between Kinsel and Tracks of Texas are hereby terminated as of the Effective Time.

         3.6. Litigation. Except as set forth in Schedule 3.6, there is no material claim, action, suit, governmental investigation, or other legal or administrative proceeding pending or Threatened against Sellers relating to Sellers' Business. If any of the matters set forth on Schedule 3.6 is decided adversely to Sellers, such adverse decision will not result in loss or forfeiture of, or creation of any material Lien upon, any of the Acquired Assets or any claim against Buyer. Except as set forth on Schedule 3.6, Sellers are not subject to any order, writ, injunction or decree of any court, department, agency or instrumentality with respect to Sellers' Business, and Sellers are not in violation of or in default with respect to any such order, writ, injunction or decree.

         3.7. Business Contracts. Each Business Contract is valid and binding upon the Seller that is party to such contract and is in full force and effect according to its terms, and there have been no amendments, modifications, addenda or supplements thereto subsequent to the public bid materials other than such as are specifically listed in Schedule 3.7 hereto and furnished to Buyer or have been disclosed or consented to by Buyer in accordance with the Agreement. With respect to the Business Contracts and the Prime Leases, except as set forth on Schedule 3.7, (i) there is no default, and Sellers have not received a claim of default, under any Assigned Contract, U.S. 59 Contract or Prime Lease, (ii) Sellers have complied with all Laws and orders of regulatory agencies relating to such Business Contracts and Prime Leases, except where the failure to so comply would not result in a material adverse effect on such contracts, and
(iii) there has been no action instituted or Threatened against Sellers by any governmental entity, board, bureau, agency, instrumentality or other tribunal for any violation of any Laws or orders of regulatory agencies that would result in a material adverse effect on the Business Contracts, the Prime Leases or the Acquired Assets. No event has occurred that, with the passage of time or the giving of notice (or both), could constitute a material default by Sellers under any Business Contract or Prime Lease, or result in the creation of any material Lien on any of the Acquired Assets.

         3.8. Finder's Fee. Except for the arrangement between Sellers' Parent, Sellers and A. G. Edwards & Sons, Inc. in connection with the transactions contemplated by this Agreement, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of any Seller or Sellers' Parent in such manner as to give rise to any valid claim for any commission, or other fee, against Buyer, Buyer's Parents, Sellers or Sellers' Parent. Sellers' Parent and Sellers will be solely responsible for and will pay all amounts due A.G. Edwards & Sons, Inc.

         3.9. Transferred Employee Costs. Schedule 2.2 to this Agreement is a complete and accurate schedule describing all of the costs that, upon the applicable employees of Sellers becoming employees of Buyer under Section 8.1 will become Transferred Employee Costs.

                                    SECTION 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers that the following representations and warranties are true and correct as of the date of this Agreement and will be true and correct through the Closing as if made on and as of the Closing Date:

         4.1. Organization and Good Standing. Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas with the power to own its assets and carry on its business as presently conducted and the Business. Buyer is duly qualified to do business and is in good standing in each state or other jurisdiction where such qualification is required or will be required to operate the Business.

         4.2. Authority. Buyer has the power and authority to execute, deliver and perform this Agreement and all other instruments and documents required or contemplated to be executed, delivered and performed by it under this Agreement. With respect to Buyer, such execution, delivery and performance (i) has been duly authorized by all necessary action of Buyer's partners, (ii) do not and will not require the approval of any Person whose approval has not been obtained or disclosed herein, (iii) do not and will not contravene Buyer's partnership agreement or similar organizational documents, (iv) do not and will not contravene, conflict with, result in a violation (or any occurrence which by notice or passage of time or both would constitute a violation) of, or entitle any party to terminate, accelerate or declare a default with respect to, material any contract, mortgage, franchise, deed of trust, lease, license or agreement of Buyer, or any rule, regulation, order, writ or decree applicable to Buyer, and (vi) will not result in the violation of any Laws.

         4.3. Valid and Binding Obligations. This Agreement and each of the documents and instruments to be executed by Buyer and delivered to Sellers pursuant to this Agreement when so delivered will constitute their respective legal, valid and binding obligations enforceable in accordance with the respective terms of each such Agreement, document or instrument.

         4.4. Finder's Fee. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of Buyer in such manner as to give rise to any valid claim for any commission, or other fee, against Buyer, Buyer's Parents, Sellers' Parent or Sellers.

                                    SECTION 5

                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer with respect to the purchase of the Acquired Assets at the Closing are subject to the satisfaction of the following conditions, which may be waived in whole or in part by Buyer in writing to the extent permitted by Law:

         5.1. Representations and Warranties Correct. Each representation and warranty of Sellers made in or pursuant to this Agreement and any related document or instrument shall be true and correct as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

         5.2. Covenants Performed. Sellers shall have performed and satisfied all covenants and conditions required to be performed or satisfied by them at or prior to the Closing Date pursuant to this Agreement and any document or instrument executed in connection with this Agreement.

         5.3. Absence of Litigation. No Proceeding shall have been instituted or Threatened on or prior to the Closing Date seeking to enjoin, restrain, invalidate, prohibit, avoid, set aside or render illegal in whole or in part the consummation of the transactions contemplated by this Agreement.

         5.4. Consents. All agreements, consents and approvals of any third parties required to effect the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been received on terms satisfactory to Buyer, including the consent of Sellers' customers, surety bonding company and, if required, subcontractors with respect to the Subcontract Agreement.

         5.5. Release of Liens. Sellers shall deliver to Buyer releases, in a form reasonably acceptable to Buyer, from the holders of any and all Liens set forth on Schedule 3.5.

         5.6. Delivery of Certain Closing Documents and Agreements. Buyer shall have received delivery at or prior to Closing of the following:

         (a) the Assignment and Assumption Agreement in the form of Exhibit C (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") duly executed by the Sellers regarding the assignment and assumption of the Transferred Employee Costs;

         (b) the Bill of Sale in the form of Exhibit D (the "BILL OF SALE") and motor vehicle title transfer documents duly executed by the Sellers regarding the conveyance, transfer and assignment to Buyer of the Acquired Equipment, together with possession of the Acquired Equipment;

         (c) the Subcontract Agreement in the form of Exhibit F (the "SUBCONTRACT AGREEMENT"), duly completed and executed by Kinsel;

         (d)      the Subordination Agreement executed by Kinsel;

         (e) any True-up Payments due to Buyer as provided in the Subcontract Agreement;

         (f) the Master Equipment Sublease in the form of Exhibit G (the "MASTER SUBLEASE AGREEMENT"), duly completed and executed by Sellers; and

         (g) the Limited Joinder and Guaranty in the form of Exhibit H, duly completed and executed and delivered by the Sellers' Parent.

                                    SECTION 6

                      CONDITIONS TO OBLIGATIONS OF SELLERS

         The obligations of Sellers with respect to the sale of the Acquired Assets at the Closing are subject to the satisfaction of the following conditions, which may be waived in whole or in part by Sellers in writing to the extent permitted by Law:

         6.1. Representations and Warranties Correct. Each representation and warranty of Buyer made in or pursuant to this Agreement and any related document or instrument shall be true and correct in all respects as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

         6.2. Covenants Performed. Buyer shall have performed and satisfied all covenants and conditions required to be performed or satisfied by it on or prior to the Closing Date pursuant to this Agreement and any document or instrument executed in connection with this Agreement.

         6.3. Absence of Litigation. No Proceeding shall have been instituted or Threatened on or prior to Closing Date seeking to enjoin, restrain, invalidate, prohibit, avoid, set aside or render illegal in whole or in part the consummation of the transactions contemplated by this Agreement.

         6.4. Consents. All agreements, consents and approvals of any third parties required to effect the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been received on terms satisfactory to Sellers, including the consent of Sellers' customers, surety bonding company and subcontractors with respect to the Subcontract Agreement.

         6.5. Payment of Purchase Price and Delivery of Certain Documents. Seller shall have received delivery at or prior to Closing of the following:

         (a)      the Purchase Price as set forth in Section 2.3 hereof;

         (b) the Subordinated Note and the Contract Subordinated Note executed by Buyer;

         (c)      the Subordination Agreement executed by Buyer;

         (d)      the Assignment and Assumption Agreement executed by Buyer;

         (e) the Subcontract Agreement, duly completed and executed by Buyer;

         (f) any True-Up Payments due to Kinsel as provided in the Subcontract Agreement;

         (g) the Master Equipment Sublease, duly completed and executed by Buyer;

         (h)      the Limited Joinder and Guaranty executed in the form of
                  Exhibit I, duly executed by the Buyer's Parents; and

         (i) Buyer's sales tax exemption certificate, duly completed and executed by Buyer.

                                    SECTION 7

                                 INDEMNIFICATION

         7.1. Sellers' Indemnity. Subject to the provisions of this Section 7, Sellers shall indemnify, defend and hold harmless Buyer and Buyer's Parents and their respective directors, officers, employees, representatives and agents from and against any and all Damages suffered, sustained, incurred or required to be paid directly or indirectly by them in connection with, as a result of or arising out of any matter or event of any nature whatsoever (i) arising from a Non-Assumed Liability or (ii) relating to either Seller or the ownership or use of the Acquired Assets or the operation of the Business (including any act or omission of any employee) which occurred prior to the Effective Time and is not a Transferred Employee Cost or (iii) (in addition to any other indemnification provided under any other agreement) resulting from any default by Sellers under any Business Contract occurring prior to the Effective Time.

         7.2. Buyer Indemnity. Subject to the provisions of this Section 7, Buyer shall indemnify, defend and hold harmless Sellers and Parent and their respective directors, officers, employees, representatives and agents from and against any and all Damages suffered, sustained, incurred or required to be paid directly or indirectly by them in connection with, as a result of or arising out of any matter or event of any nature whatsoever (i) arising from a Transferred Employee Cost or (ii) relating to Buyer or the ownership or use of the Acquired Assets or the operation of the Business (including any act or omission of any Transferred Employee) which occurs after the Effective Time or (iii) relating to any liability or obligations relating to the payment of sales, use, transfer or similar taxes, or any associated interest or penalties, in connection with this Transaction.

         7.3. Claims Procedure. All claims for indemnification by an Indemnified Party against an Indemnifying Party pursuant to this Section 7 shall be asserted and resolved as set forth in this Section 7.3. As soon as reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto for which indemnity may be sought under this Agreement), an Indemnified Party shall promptly, but in no event more than 30 days after such Indemnified Party becomes aware of such claim, notify the Indemnifying Party of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (the "CLAIM NOTICE"); provided, however, that the right of an Indemnified Party to be indemnified hereunder shall not be adversely affected by such party's failure to give such Claim Notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim and (ii) if such claim involves a third party claim, whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim. If the Indemnifying Party does not dispute its liability for such claim in writing within the Notice Period, then the Indemnified Party shall be entitled to recover immediately (or as soon as known) from the Indemnifying Party the amount of such claim; provided, however, if the Indemnifying Party agrees that it has an indemnification obligation, but disputes the amount of its obligation, then the Indemnified Party shall be entitled to recover immediately (or as soon as known) from the Indemnifying Party the amount not in dispute, without prejudice to the Indemnified Party's claim for the amount in dispute. Any such dispute shall be resolved in accordance with the dispute resolution procedures generally applicable to this Agreement.

         (a) Defense of Third-Party Claims. If the Indemnifying Party notifies the Indemnified Party in writing within the Notice Period that it desires to defend the Indemnified Party against any third-party claim, then the Indemnifying Party may assume such defense upon delivery to the Indemnified Party of a written agreement acknowledging that (i) the Indemnified Party is entitled to indemnification for all Damages arising out of such claim and (ii) the Indemnifying Party shall be liable for the entire amount of any Damages, at any time during the course of any such claim; provided, however, that (i) the Indemnifying Party's counsel must be reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such claim. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ such counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If, however, the Indemnified Party reasonably determines in its judgment that representation by the Indemnifying Party's counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then such Indemnified Party may employ separate counsel to represent or defend it in any such claim and the Indemnifying Party shall pay the fees and disbursements of such separate counsel. Notwithstanding anything contained herein to the contrary, to the extent either the Indemnifying Party or the Indemnified Party has insurance coverage that covers defense costs, such insurance shall pay the defense costs of such third-party's claim.

                           If the Indemnifying Party elects not to defend the
                  Indemnified Party against such third-party claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim, or, if the claim is contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses, including attorney fees, pertaining to such defense) shall be the liability of the Indemnifying Party hereunder.

                           The Indemnifying Party and the Indemnified Party
                  shall give each other and their respective counsel access, during normal business hours, to relevant business records and other documents, and shall permit them to consult with their respective agents and employees regarding the defense of any third-party claim.

         (b) Settlement or Compromise. Any settlement or compromise made or caused to be made in accordance with the provisions of this
                  Section 7.3 by the Indemnified

                  Party or the Indemnifying Party, as the case may be, of any third-party claim shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, (i) no obligation, restriction or Damages shall be imposed on the Indemnified Party as a result of any such settlement or compromise without its prior written consent and (ii) no statement or admission that could be detrimental to Buyer, the Acquired Assets or the Business may be made as part of any such settlement or compromise without the prior written consent of Buyer. The Indemnified Party will give the Indemnifying Party at least 30 days' prior written notice of any proposed settlement or compromise of any third-party claim it is defending, during which time the Indemnifying Party may reject such proposed settlement or compromise; provided, however, from and after such rejection, the Indemnifying Party shall be obligated to assume the defense of and full and complete liability and responsibility for such claim and any and all Damages in connection therewith in excess of the amount of unindemnifiable Damages which the Indemnified Party would have been obligated to pay under the proposed settlement or compromise

         7.4. Insurance Proceeds. In calculating any amounts to be paid by an Indemnifying Party to an Indemnified Party, such amounts shall be reduced by all net insurance reimbursements actually credited to or received by the Indemnified Party, relating to the underlying claim for indemnification. In connection therewith, upon request, each Party shall seek a waiver of subrogation with respect to such reimbursements from its insurer(s).

                                    SECTION 8

                             POST-CLOSING COVENANTS

         8.1. Employees. Effective as of the Closing, Buyer may, but is not required to, offer employment to any of the employees of the Business on terms and conditions to be negotiated between Buyer and such employees. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall not be obligated to employ any person for any particular period or on any particular terms or conditions of employment.

         8.2. Actions after Closing.

         (a) Further Assurances. From time to time after the Closing, each Party (for no additional consideration) shall take such acts and execute and deliver to a requesting Party such documents and instruments of sale, transfer, conveyance, assignment, delivery and such consents, assurances, powers of attorney and other similar instruments as may be reasonably requested by such Party or its counsel in order: (i) to vest in Buyer all right, title and interest in and to the Acquired Assets; (ii) to assign to Buyer, and for Buyer to assume, all of the rights and obligations under the Assigned Contracts and Prime Leases;
                  (iii) subject to the issuance of the Notice to Proceed prior to the end of the Contract Notice Period, to assign to Buyer, and for Buyer to assume all of the rights and obligations under the U.S. 59

                  Contract; and (iv) in all other respects to carry out the purposes and intent of this Agreement.

         (b) Failure to Obtain Certain Consents. Nothing contained in this Agreement shall be construed as an attempt to agree or an agreement to assign any Business Contract, including any contract, agreement or license, which is at law non-assignable or which is non-assignable without the Requisite Approval of another Person, unless such Requisite Approval shall be given. Sellers and Buyer shall use all commercially reasonable efforts to obtain all Requisite Approvals of such Persons to the assignment of the Assigned Contracts, the Prime Leases, and, if and when applicable, the U.S. 59 Contract. If the Requisite Approvals of any Person to any such assignment cannot be obtained, or if any such attempted assignment would be ineffective or would adversely affect, as applicable, the Sellers' rights thereunder so that Buyer would not in fact receive all such rights, Sellers shall cooperate in any arrangement Buyer may reasonably request to provide for Buyer all benefits of any such lease or contract, including the enforcement for the benefit of Buyer of any and all of Sellers' rights against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise.

         (c) Non-Compete; Non-Solicitation of Employees. As of the Effective Time and for a period of two (2) years thereafter, Sellers and Sellers' Parent will not, for themselves or on behalf of another Person or entity (i) directly or indirectly, engage in, or acquire, establish or own any financial, beneficial or other interest in an entity engaged in the Restricted Business; or (ii) directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of Buyer to terminate their employment with Buyer; provided, however, that the foregoing restrictions shall not prohibit Sellers or Sellers' Parent from (A) fulfilling its obligations under any Retained Contract, (B) continuing to engage in any business that Sellers and Sellers' Parent are currently engaged in other than the Restricted Business, (C) owning less than five percent (5%) of any class of securities of any corporation whose voting securities are listed on any national securities exchange, (D) acquiring a business that includes and operates a Restricted Business that represents for the 12 month period preceding acquisition less than 50% of such acquired business' revenues; provided, that Sellers shall promptly, continuously and actively pursue divesting such Restricted Business portion, and shall in any event complete such divestiture within 18 months after such acquisition, and Sellers shall give Buyer a right of first negotiation to acquire such divested business, (E) being acquired by a Person with an existing Restricted Business, or (F) placing advertisements in newspapers or other media, using recruiters or other marketers, or utilizing any other form of marketing or advertisement.

         (d) Records. Sellers will maintain and provide Buyer and its representatives reasonable access to all records and documents and will cause its personnel to cooperate on a reasonable basis as Buyer may require to assist it in connection with tax matters or preparation of financial statements that may be required by the Securities and Exchange Commission's rules and regulations or in connection with the Acquired Assets, the Business Contracts, the Prime Leases or the

                  Transferred Employees. Notwithstanding anything contained herein to the contrary, Sellers may deliver such records and documents to Buyer, in which event Sellers will have no further obligation under this Section with respect to providing access to such records and documents so delivered to Buyer.

         (e) Access to Transferred Employees. After Closing, Buyer will cause any Transferred Employees to cooperate on a reasonable basis as Sellers may require to assist them in connection with any pending litigation, or any litigation arising subsequent to Closing, which relates to the Sellers' Business, the Acquired Assets, the Business Contracts, the Prime Leases or a Transferred Employee and relates to the period prior to Closing.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1. Transfer Fees; Expenses. Any transfer fees, recording costs or transfer, sales, use or similar taxes related to the transfer of the Acquired Assets shall be the responsibility of Buyer. Each Party shall bear all of its own costs and expenses incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated herein. Expenses other those provided above that are incurred in connection with this transaction shall be the responsibility of the Party incurring such expenses.

         9.2. Entire Agreement. This Agreement incorporates by this reference the recitals at the beginning of this Agreement and any exhibits or schedules hereto. Each Party represents and warrants that any facts relating to such Party that are contained in the recitals are true. This Agreement and any agreement, instrument or document to be executed in connection herewith (as referenced herein) contain the parties' entire understanding and agreement with respect to the subject matter hereof. Any discussions, agreements, promises, representations, warranties or statements between the parties or their representatives (whether or not conflicting or inconsistent) that are not expressly contained or incorporated herein shall be null and void and are merged into this Agreement. If this Agreement and any agreement, instrument or document to be executed in connection herewith contain provisions which are inconsistent, then the provision which is most specific with respect to the subject matter shall control.

         9.3. Modification, Amendment and Waiver. Neither this Agreement, nor any part hereof, may be modified or amended orally, by trade usage or by course of conduct or dealing, but only by and pursuant to an instrument in writing duly executed and delivered by the party sought to be charged therewith. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power, or privilege of the exercise of any other right, power or privilege.

         9.4. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, neither this Agreement nor any rights hereunder may be assigned or transferred, and no duties may be delegated, without the prior written consent of the other party.

Notwithstanding anything contained in the previous sentence to the contrary, Buyer may assign or transfer it rights, and delegate its duties, hereunder to any Affiliate of Buyer.

         9.5. No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, the Parties who are signatories hereto and their respective successors and permitted assignees. This Agreement is not for the benefit of, and may not be enforced by, any third party.

         9.6. Construction. This Agreement shall not be construed more strictly against one party than against another party merely by virtue of the fact that this Agreement may have been physically prepared by such party, or such party's counsel, it being agreed that all parties, and their respective counsel, have mutually participated in the negotiation and preparation of this Agreement. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender includes all genders; (iv) neither the term "including" nor the term "include" is limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any requirement of Law means such law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time.

         9.7. Interpretation in Accordance with GAAP. The parties acknowledge that several terms and concepts (such as various financial and accounting terms and concepts) used or referred to herein are intended to have specific meanings and are intended to be applied in specific ways, but they are not so expressly and fully defined and explained in this Agreement. In order to supplement definitions and other provisions contained in this Agreement and to provide a means for interpreting undefined terms and applying certain concepts, the parties agree that, except as expressly provided herein, when amounts are to be determined or other financial calculations are to be made, GAAP and the applicable Party's past accounting practice shall be used to interpret and determine such terms and to apply such concepts.

         9.8. Notices. All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given (i) upon delivery, if sent by (A) personal delivery or (B) courier (e.g., overnight delivery), (ii) 3 days after being sent by certified mail, return receipt requested, postage and registration fees prepaid and correctly addressed to a Party as set forth below or (iii) upon sending, if sent by telecopy to a Party at the number listed below for such Party (with a telecopy machine generated confirmation sheet retained by the sender):

         To Sellers:

                  Kinsel Industries, Inc. / Tracks of Texas, Inc.
                  c/o Insituform Technologies, Inc.
                  702 Spirit 40 Park Drive
                  Chesterfield, Missouri 63005
                  Attention:  President
                  Facsimile No.: 636.530.8700

                  with a required copy to:

                  Insituform Technologies, Inc.
                  702 Spirit 40 Park Drive
                  Chesterfield, Missouri 63005
                  Attention:  General Counsel
                  Facsimile No.: (636) 530-8701

         To Buyer:

                  Texas Sterling Construction, LP
                  20810 Fernbush Lane
                  Houston, Texas 77073
                  Attention:  Joseph P. Harper, Sr.
                  Facsimile No.: (281) 821-2995

                  with a required copy to:

                  Geoffrey K. Walker, Esq.
                  Andrews & Kurth L.L.P.
                  600 Travis, Suite 4200
                  Houston, Texas 77002
                  Facsimile No.: (713) 238-7433

Any address or telecopy number listed above may be changed by a Party notifying all other Parties of such change in the manner provided above. A notice sent only to a person to be copied with a notice shall not constitute notice to a Party hereunder. The Parties shall acknowledge in writing any notice given by personal delivery.

         9.9. Remedies Cumulative. All rights and remedies granted in this Agreement or available under Law shall be deemed concurrent and cumulative, and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement. Any Party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy. The Parties waive any right they may have to require, or any obligation on the part of, another Party to post a bond in connection with any equitable remedies.

         9.10. Governing Law. All questions with respect to the formation and construction of this Agreement, and the rights and obligations of the parties hereto, shall be governed by and determined in accordance with the laws of the State of Texas applicable to agreements entered into and performed entirely within the State of Texas, without giving effect to the choice or conflicts of law provisions thereof.

         9.11. Attorneys Fees. In any suit or proceeding (including arbitration, insolvency, bankruptcy, investigative, administrative and regulatory proceedings) arising in connection with this Agreement, the prevailing Party shall have the right to receive an award of the reasonable attorneys fees and disbursements actually incurred by it in connection therewith. Each reference to attorneys fees or attorneys fees and disbursements in this Agreement shall include attorneys and paralegal fees, expert fees, court costs, expenses and other disbursements, whether or not suit is brought (and, if suit is brought, during all trial and appellate phases of litigation) and in any arbitration, administrative, regulatory, investigative, insolvency or bankruptcy proceedings.

         9.12. Severability. If any Section (or part thereof) of this Agreement is found by an arbitrator or court of competent jurisdiction to be contrary to, prohibited by or invalid under any requirement of Law, such arbitrator or court may modify such Section (or part thereof) so, as modified, such Section (or part thereof) will be enforceable and will to the maximum extent possible comply with the apparent intent of the parties in drafting such Section (or part thereof). If no such modification is possible, such Section (or part thereof) shall be deemed omitted, without invalidating the remaining provisions hereof. No such modification or omission of a Section (or part thereof) shall in any way affect or impair such Section (or part thereof) in any other jurisdiction.

         9.13. Captions. The captions, headings or titles of the various Sections of this Agreement are for convenience of reference only, and shall not be deemed or construed to limit or expand the substantive provisions of such Sections.

         9.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement. Each signature page of this Agreement or any other Transaction Document may be executed and delivered in original or by a facsimile of such signature page thereto.

         9.15. Public Notices. Prior to the Closing, no public notices of this Agreement, save and except any required by applicable Laws or regulatory agencies (including stock exchanges), shall be made by Buyer or Sellers; provided, however, that Sellers' Parent may generally disclose that discussions are occurring without disclosing specific details such as the Buyer's identity or price. All public notices prior to Closing will be discussed by the Parties.

         9.16. Choice of Forum and Jurisdiction. Any suit, action or proceeding against any Party with respect to this Agreement, or any judgment entered by any court in respect thereof may be brought in the Courts of the State of Texas, County of Harris or in the United States courts located in the State of Texas and the Parties hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the

Courts located in the State of Texas, County of Harris, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.



                  [Remainder of page left blank intentionally]

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                 BUYER:

                                 TEXAS STERLING CONSTRUCTION, LP

                                 By: Sterling General, Inc.,
                                     a Delaware corporation, its general partner


                                 By: /s/ Joseph P. Harper, Sr.
                                     -------------------------------------------
                                     Joseph P. Harper, Sr.
                                     Chief Financial Officer


                                 SELLERS:

                                 KINSEL INDUSTRIES, INC.


                                 By: /s/ Joseph A. White
                                     -------------------------------------------
                                     Joseph A. White
                                     President and Chief Financial Officer


                                 TRACKS OF TEXAS, INC.


                                 By: /s/ Joseph A. White
                                     -------------------------------------------
                                     Joseph A. White
                                     President and Chief Financial Officer



                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                    GLOSSARY

         Acquired Assets has the meaning as defined in Section 2.1 of this Agreement.

         Acquired Equipment has the meaning as defined in Section 2.1 of this Agreement.

         Affiliate shall mean any Person which is an "affiliate" within the meaning of the Regulations promulgated under the Securities Act of 1933, as such Regulations and Act are amended and in effect on the date in question.

         Assigned Contracts has the meaning assigned to it in the Subcontract Agreement.

         Assignment and Assumption Agreement has the meaning as defined in
Section 5.6(a) of this Agreement.

         Bill of Sale has the meaning as defined in Section 5.6(b) of this Agreement.

         Business has the meaning as defined in the preamble of this Agreement.

         Business Contracts has the meaning ascribed to it in the Subcontract Agreement.

         Buyer has the meaning as defined in the preamble of this Agreement.

         Buyer's Option has the meaning as defined in Section 2.7 of this Agreement.

         Buyer's Parents has the meaning as defined in the preamble of this Agreement.

         Claim Notice shall have the meaning ascribed to it in Section 7.3 hereof.

         Closing has the meaning as defined in Section 2.10 of this Agreement.

         Closing Date has the meaning as defined in Section 2.10 of this Agreement.

         Code shall mean the Internal Revenue Code of 1986, as amended.

         Contract Notice Period has the meaning as defined in Section 2.7 of this Agreement.

         Contract Subordinated Note has the meaning as defined in Section 2.3(b) of this Agreement.

         Damages shall mean any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, amounts paid in settlement, suits, proceedings, costs, disbursements or expenses (including reasonable attorneys' fees and experts' fees and disbursements as provided below) of any kind or of any nature whatsoever (whether based on common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred.

         Effective Time has the meaning as defined in Section 2.10 of this Agreement.

         Equipment Schedule has the meaning as defined in Section 2.1 of this Agreement.

         GAAP shall mean Generally Accepted Accounting Principles, applied on a consistent basis, (a) as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and/or statements of the Financial Accounting Standards Boards which are applicable in the circumstances as of the date in question, and (b) which were not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines and/or which otherwise arise by custom for the particular industry.

         Indemnified Party shall mean a Person claiming indemnification to which such Person is entitled pursuant to the provisions of Section 7 hereof.

         Indemnifying Parties shall mean a Person against whom a valid claim for indemnification is asserted pursuant to the provisions of Section 7 hereof.

         Kinsel has the meaning as defined in the preamble of this Agreement.

         Law or Laws shall mean any (domestic or foreign) applicable constitution, treaty, statute, law, ordinance, rule, regulation, policy, standard, guideline, official interpretation, permit, order, award, decree, judgment, injunction, ruling, judicial or administrative decision, opinion or directive, or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

         Lien or Liens shall mean any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting or voting trust agreement, interest, option, right of first offer, negotiation or refusal, preemptive right, proxy, lien, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such Liens as may arise under any Business Contracts.

         Limited Joinder and Guaranty shall mean those certain Limited Joinder and Guaranty agreements in the form attached hereto on Exhibit H and Exhibit I, respectively.

         Master Equipment Sublease shall mean that certain master equipment sublease in the form attached hereto as Exhibit G.

         Notice Period shall have the meaning ascribed to it in Section 7.3 hereof.

         Notice to Proceed shall have the meaning ascribed to it in Section 2.7 hereof.

         Party or Parties has the meaning as defined in the preamble of this Agreement.

         Person shall mean an individual, partnership, joint venture, corporation, bank, trust, unincorporated organization or governmental body.

         Prime Leases has the meaning ascribed to it in the Master Equipment Sublease.

         Proceeding shall mean any action, suit, claim, investigation, review or other proceeding, at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or other instrumentality.

         Purchase Price has the meaning as defined in Section 2.3 of this Agreement.

         Reduction Amount has the meaning as defined in Section 2.7 of this Agreement.

         Requisite Approval shall mean any necessary consent, permit, approval, waiver, order or authorization of, notice to or registration, qualification, designation, declaration or filing with any governmental authority or other Person.

         Restricted Business shall mean the business of providing heavy highway construction and related services anywhere within the United States; provided, however, that the term "Restricted Business" shall not include the business of completing the Retained Contracts.

         Retained Contracts has the meaning ascribed to it in the Subcontract Agreement.

         Sellers has the meaning as defined in the preamble of this Agreement.

         Sellers' Business has the meaning as defined in the preamble of this Agreement.

         Sellers' Parent has the meaning as defined in the preamble of this Agreement.

         Subcontract Agreement shall mean that certain subcontract agreement in the form attached hereto as Exhibit F.

         Sublease Agreement has the meaning as defined in Section 2.9 of this Agreement.

         Subordinated Note has the meaning as defined in Section 2.4(b) of this Agreement.

         Subordination Agreement shall mean that certain subordination agreement in the form attached hereto as Exhibit E.

         Threatened shall mean a claim, proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (verbally or in writing) or any notice has been given (verbally or in writing) that is with the knowledge of a Person and would lead a prudent Person to conclude that such a claim, proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

         Tracks of Texas has the meaning as defined in the preamble of this Agreement.

         Transaction shall mean the transaction or transactions contemplated under this Agreement.

         Transaction Documents shall mean this Agreement and all documents, instruments and agreements to be signed by any of the parties hereto and delivered in connection with the Closing of the Transaction hereunder, including without limitation, the Assignment and Assumption

Agreement, the Bill of Sale, the Special Warranty Deed, the Subcontract Agreement, the Subordinated Note, the Contract Subordinated Note, the Master Equipment Sublease and the Limited Joinder and Guaranty of Buyer's Parents and Sellers' Parent.

         Transferred Employees has the meaning as set forth in Section 2.2.

         Transferred Employee Costs has the meaning as set forth in Section 2.2.

         True-Up Payments shall have the meaning as set forth in Section 5.6(e).

         U.S. 59 Contract shall mean the contract between Kinsel and the Texas Department of Transportation relating to the U.S. 59 San Jacinto County project.

         U.S. 59 Contract Equipment has the meaning as set forth in Section 2.7.

                            EXHIBIT AND SCHEDULE LIST


Exhibits

Exhibit A           -        Subordinated Note
Exhibit B           -        Contract Subordinated Note
Exhibit C           -        Assignment and Assumption Agreement
Exhibit D           -        Bill of Sale
Exhibit E           -        Subordination Agreement
Exhibit F           -        Subcontract Agreement
Exhibit G           -        Master Equipment Sublease
Exhibit H           -        Limited Joinder and Guaranty - Sellers' Parent
Exhibit I           -        Limited Joinder and Guaranty - Buyer's Parents

Schedules

Schedule 2.1        -        Equipment Schedule
Schedule 2.2        -        Transferred Employee Costs
Schedule 3.2        -        Consents and Approvals
Schedule 3.6        -        Litigation
Schedule 3.7        -        Defaults